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                                                               EXHIBIT 5




                                [LETTERHEAD OF
                      BALLARD SPAHR ANDREWS & INGERSOLL]





                                              October 28, 1996




Digene Corporation
9000 Virginia Manor Road
Beltsville, MD  20705

        Re:  Digene Diagnostics, Inc. 1990 Stock Option Plan,
             Digene Diagnostics, Inc. 1991-A Stock Option Plan,
             Digene Diagnostics, Inc. 1991-B Stock Option Plan,
             Digene Corporation Omnibus Plan and Digene
             Corporation Directors' Stock Option Plan


Gentlemen:

        We have acted as counsel to Digene Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 2,871,853 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options (the "Options") granted on January 8, 1991 under the Digene Diagnostics, Inc. 1990 Stock Option Plan, the Digene Diagnostics, Inc. 1991-A Stock Option Plan, and the Digene Diagnostics, Inc. 1991-B Stock Option Plan, and Options granted and to be granted under the Digene Corporation Omnibus Plan and the Digene Corporation Directors'
Stock Option Plan (collectively, the "Plans").

        The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the Options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the infomration required by Part I of Form S-8 before acquiring such Shares.

        In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we































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Digene Corporation
October 28, 1996
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are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on the foregoing, we are of the opinion that the 2,871,853 Shares, when issued upon exercise of Options granted or to be granted under the Plans and upon payment of the option price, all in accordance with the terms of each of the Plans, as appropriate, will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.


                                       Very truly yours,


                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL